Exhibit 99-B.8.11

                                 Third Amendment
                                       to
                    Service Agreement with Investment Advisor

      WHEREAS Aeltus Investment Management, Inc. (the "Adviser") and Aetna Life Insurance and Annuity Company (the "Company"), have entered into a Service Agreement effective May 1, 1998, as amended on November 4, 1998 and February 11, 2000 (the "Agreement") for the provision of administrative services by the Company in connection with the sale of shares of, among others, (i) Aetna GET Fund on behalf of each of its series; and (ii) Aetna Variable Portfolios, Inc. on behalf of each of its series.

     WHEREAS, the Adviser and the Company now desire to (i) amend and restate Schedule A to the Agreement to include Aetna GET Fund, series: J and K; and (ii) Aetna Variable Portfolios, Inc., series: Aetna Technology VP.

      NOW THEREFORE, the Adviser and the Company hereby agree:

     1.   to amend and restate Schedule A to include (i) Aetna GET Fund, series:
          J and K, effective as of: June 1, 2000 with respect to series J and September 1, 2000 with respect to series K; and (ii) Aetna Variable Portfolios, Inc., series: Aetna Technology VP, effective as of May 1, 2000; and

     2. that the Agreement, as modified by this Amendment, is ratified and confirmed.

      IN WITNESS WHEREOF, the parties to the Agreement have caused this Amendment to be executed by their authorized officers as of the 1st day of May, 2000.

                              AELTUS INVESTMENT MANAGEMENT, INC.

                              By:     /s/ J. Scott Fox
                                      ------------------------------------------
                                      J. Scott Fox

                              Title:  Managing Director, Chief Operating Officer

                              AETNA LIFE INSURANCE AND ANNUITY COMPANY


                              By:     /s/ Laurie M. LeBlanc
                                      ------------------------------------------
                                      Laurie M. LeBlanc

                              Title: Vice President

                                   Schedule A
                    (Amended and restated as of May 1, 2000)

Servicing Fee

                                 Aetna                      Aetna
 Aetna Money     Aetna Bond     Balanced        Aetna     Crossroads  Aetna Legacy     Aetna Growth
  Market VP          VP         VP, Inc.      Ascent VP       VP           VP           & Income VP
----------------------------------------------------------------------------------------------------
     12.5            20            25            30           30           30         25 on first $10
                                                                                     billion of average
                                                                                      daily net assets

                                                                                      22.5 on next $5
                                                                                     billion of average
                                                                                      daily net assets

                                                                                      21.25 on next $15
                                                                                     billion of average
                                                                                      daily net assets

                                                             12/15/1999   3/15/2000
                                                             3/14/2000    3/14/2005     3/15/2000
    Aetna          Aetna         Aetna          Aetna          Aetna        Aetna       6/14/2000
     GET            GET           GET            GET            GET          GET          Aetna
     Fund       Fund Series       Fund       Fund Series        Fund         Fund          GET
   Series C          D          Series E          G          Series H     Series H    Fund Series I
----------------------------------------------------------------------------------------------------
      30             30            30             30            12.5          30          12.5


 6/15/2000    6/15/2000     09/14/2000    09/14/2000    12/14/2000
 6/14/2000    9/14/2000     09/13/2005    12/13/2000    12/13/2005
   Aetna        Aetna         Aetna         Aetna         Aetna
    GET          GET           GET           GET           GET
   Fund      Fund Series   Fund Series   Fund Series   Fund Series
 Series I         J             J             K             K
--------------------------------------------------------------------

    30           12.5           30           12.5           30



 Aetna Index
  Plus Large       Aetna       Aetna Value     Aetna Small
    Cap VP        Growth VP    Opportunity     Company VP
-----------------------------------------------------------

     17.5            30            30            37.5


 Aetna Index    Aetna Index    Aetna Real
  Plus Small      Plus Mid       Estate         Aetna       Aetna Index     Aetna         Aetna
     Cap            Cap        Securities   International   Plus Bond       High       Technology
     VP              VP            VP            VP              VP        Yield VP         VP
-------------------------------------------------------------------------------------------------
      20             20           37.5           42.5            15          32.5         22.5